Exhibit 4.1

ALL INFORMATION SHOULD BE TYPED OR PRINTED IN INK. ANY CORRECTIONS MUST BE INITIALED.

IGI, INC.

SUBSCRIPTION AGREEMENT

Date: December ___, 2005

To:	IGI, Inc.
105 Lincoln Avenue
Buena, NJ 08310
	Attention:	Carlene Lloyd
Vice President of Finance

Reference is made to (a) IGI, Inc.'s Confidential Private Placement Memorandum, dated as of November 11, 2005 (the "Memorandum").

      1.    The undersigned hereby subscribes for $100,000 in principal amount of the Units of IGI, Inc. (the "Company"), each unit (the "Units") consisting of 133,333 shares (the "Shares") of common stock, $.001 par value per share (the "Common Stock") and 26,666 warrants to purchase 26,666 shares of our common stock (the "Warrant"), subject to adjustment upon specified events, including stock splits, stock dividends, mergers, consolidations, exchange of shares, recapitalizations or reorganizations. The undersigned delivers herewith the full subscription price for the Units subscribed for herein, which Units are offered pursuant to the Memorandum (the "Subscription").

      The undersigned agrees that this Subscription is and shall be irrevocable, but that it may be rejected, in whole or in part, by the Company, and that the obligations of the undersigned hereunder will terminate if this Subscription is not accepted by the Company. The undersigned understands that the Company will notify it if this Subscription has been rejected for any reason. If this Subscription is rejected, the payment tendered by it will be returned to it forthwith, without interest or deduction.

2. The undersigned understands and agrees that an investment in the Units is not a liquid investment. In particular, the undersigned recognizes, acknowledges and agrees that:

            (a)    The undersigned must bear the economic risk of investment in the Units for an indefinite period of time, since neither the Units, the Shares, the Warrants nor the Common Stock issuable upon the exercise of the Warrants have been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws ("State Acts"), and, therefore, cannot be resold or otherwise disposed of sold unless either they are subsequently registered under the Securities Act and applicable State Acts, or an exemption from registration is available.

(b) The Shares and the Common Stock underlying the Warrants have no registration rights with respect to such securities.

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3. The undersigned represents to and agrees with the Company that:

(a) The undersigned and his, her or its purchaser representative(s), if any, have carefully reviewed and understand the risks of and other considerations relating to a purchase of the Units.

            (b)    The undersigned and his, her or its purchaser representative(s), if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information set forth in the Memorandum and have had all of their inquiries to the Company answered in full, and have been furnished all requested materials relating to the Company, the offering and sale of the Units and any other matter described in the Memorandum.

            (c)    Neither the undersigned nor his, her or its purchaser representative(s), if any, have been furnished any offering literature by the Company or any of its affiliates, associates or agents, other than the Memorandum (including the exhibits and attachments thereto), and the undersigned has not received or heard any print or electronic media advertising with respect to this offering and sale of the Units.

            (d)    The undersigned is acquiring the Units for which it hereby subscribes as principal for its own investment account, and not (1) with a view to the resale or distribution of all or any part thereof or (2) on behalf of another person who has not made the foregoing representation. The undersigned agrees not to resell or otherwise dispose of the Units, the Shares or the Common Stock issuable upon the exercise of the Warrants, except as permitted by applicable law, including, without limitation, any applicable regulation under the Securities Act or any State Act.

(e) The undersigned is an "accredited investor", as defined in Rule 501(a) of Regulation D promulgated pursuant to the Act by virtue of the fact that (INITIAL APPLICABLE CHOICES):

_____    (i)    The undersigned had individual income (exclusive of any income attributable to spouse) of more than $200,000 in each of the most recent two years or joint income with the undersigned's spouse in excess of $300,000 in each of such years and reasonably expects to have income of at least the same level for the current year.

_____    (ii)    The undersigned has an individual net worth, or a combined net worth with the undersigned's spouse, in excess of $1,000,000. For purposes of this Subscription Agreement, "individual net worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities.

_____ (iii) The undersigned is a director or executive officer of the Company.
Accredited partnership, corporation, trust or other entity investors must initial at least one of the following statements.

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_____    (iv)    The undersigned is a bank as defined in section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of the Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

_____ (v) The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

_____    (vi)    The undersigned is an organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed of the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

_____    (vii)    The undersigned is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

_____ (viii) All of the equity owners of the undersigned qualify as accredited investors under one of the statements set forth above.

            (f)    The undersigned has evaluated the risks of investing in the Company and has substantial experience in making investment decisions of this type or is relying on his, her or its professional advisors or purchaser representative(s), if applicable, in making this investment decision.

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            (g)    The undersigned understands the fundamental aspects of and risks involved in an investment in the Company, including (i) the speculative nature of the investment, (ii) the financial hazards involved, including the risk of losing the entire investment, (iii) the lack of liquidity and the restrictions on transferability of the Units, (iv) the business of the Company, (v) the lack of registration rights regarding the Shares and the Common Stock underlying the Warrants and (vi) the fact that the Company has a recent history of losses, limited capital resources and will require additional financing within the next twelve months.

            (h)    The address set forth on the Subscription Agreement Signature Page hereof is the undersigned's true and correct principal address, and the undersigned has no present intention of becoming a resident of any other state or jurisdiction.

            (i)    The undersigned, if a corporation, partnership, trust or other form of business entity, (i) is authorized and otherwise duly qualified to purchase and hold the Units, (ii) has its principal place of business at its residence address set forth on the Subscription Agreement Signature Page hereof, (iii) has not been formed for the specific purpose of acquiring the Units, and (iv) has submitted and executed all documents required pursuant to the Certificate for Corporate, Partnership, Trust and Joint Purchasers and Special Subscription Instructions for Corporate, Partnership, Trust and Joint Purchasers. The person executing this Subscription Agreement and all other documents related to the offering hereby represents that he is duly authorized to execute all such documents on behalf of the entity. IF THE UNDERSIGNED IS ONE OF THE AFOREMENTIONED ENTITIES, IT HEREBY AGREES TO SUPPLY ANY ADDITIONAL WRITTEN INFORMATION THAT MAY BE REQUIRED BY THE COMPANY.

            (j)    All of the information that the undersigned has heretofore furnished to the Company, or that is set forth herein with respect to itself, its financial position, and its business and investment experience, is correct and complete as of the date hereof, and, if there should be any material change in such information prior to the closing of the sale of the Units, the undersigned will immediately furnish the revised or corrected information to the Company.

(k) The undersigned agrees to be bound by all of the terms and conditions of the offering made by the Memorandum and the respective exhibits and attachments thereto.

(l) No person other than the undersigned will have a direct or indirect interest in the Units subscribed for hereby.

            (m)    The undersigned consents to the placement of a legend on any certificate or other document evidencing the Shares and the Common Stock issuable upon the exercise of the Warrants stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof. The undersigned is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such securities.

(n) It is agreed that the Company reserves the unrestricted right to reject or limit in whole or in part any Subscription and to close the offer at any time.

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      4.    The foregoing representations are true and accurate as of the date hereof, shall be true and accurate as of the date of the closing of this offering, and shall survive such closing. If, in any respect, such representations shall not be true and accurate prior to or upon the closing of this offering and the sale of the Units, the undersigned shall give written notice of such fact to the Company, specifying which representations are not true and accurate and the reasons therefor, with a copy to his, her or its purchaser representative(s), if any.

      5.    The undersigned agrees to indemnify and hold harmless the Company, its affiliates and respective legal counsel, and each of the officers, directors, partners and shareholders of each, from and against any loss, damage or liability due to or arising out of a breach of any of the foregoing representations.

      6.    If the undersigned is more than one person or entity, the obligations of the undersigned shall be joint and several and the representations and the indemnification obligation herein contained shall be deemed to be made by and be binding upon each such person and his, her or its heirs, executors, administrators, successor and assigns.

      7.    (a)    The Subscription will begin as of the date of the Memorandum and will terminate at 11:59 p.m. eastern time on ________________, 2005. No minimum principal amount of the Units will be required to be sold in the offering.

(b) Promptly upon receipt and acceptance of all subscription documents and payment (collected funds) for the Units, the Company shall issue and mail the stock certificates so purchased to investors.

8. This Subscription is not transferable or assignable by the undersigned.

9. This Subscription, upon acceptance by the Company, shall be binding upon the heirs, executors, administrators, successors and assigns of the undersigned.

      10.    This Subscription Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New Jersey, wherein the terms of this Agreement were negotiated, excluding to the greatest extend permitted by law any rule of law that would cause the application of the laws of any jurisdiction other than the State of New Jersey.

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IGI, INC.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

      The undersigned hereby subscribes for the principal amount of the Units set forth below as described in the Memorandum. The entire Subscription Agreement, of which this is the Signature Page, is provided as Exhibit F to the Memorandum. Capitalized terms used herein have meanings ascribed to them in the Subscription Agreement. Your subscription is subject to the shares of Common Stock underlying the Units being approved for listing by the American Stock Exchange.

1. Dated: ________________, 2005

2. Principal amount of Units: $

Name of Person/Entity Subscribing

Name in which the Units are to
be registered

Signature of Subscriber

By:
Name:	Taxpayer Identification Number
Title:

Name and Residence Address	Mailing Address, if Different
from Residence Address:

(Please print)	(Please print)

Subscription for $__________ principal amount of the Units accepted as of ___________ ___, 2005
IGI, INC.

By:
Name:
Title:

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SPECIAL SUBSCRIPTION INSTRUCTIONS FOR CORPORATE,

PARTNERSHIP, TRUST, AND JOINT PURCHASERS

      If the investor is a corporation, partnership, trust, or other entity or joint purchasers, the following additional instructions must be followed. INFORMATION ADDITIONAL TO THAT REQUESTED BELOW MAY ALSO BE REQUIRED BY THE COMPANY IN SOME CASES.

      I.    Authorization.    The investor must provide a copy of (a) the corporation's certificate of incorporation, by-laws and authorizing resolution, (b) the partnership agreement, or (c) the trust agreement, as applicable.

II. Subscription Agreement

            A.    Corporations. An authorized officer of the corporation must date, sign, and complete the Subscription Agreement with information concerning the corporation. The officer should print the name of the corporation above his signature, and print his or her name and office below his or her signature.

            B.    Partnerships. An authorized partner must date, sign, and complete the Subscription Agreement with information concerning the partnership. The partner should print the name of the partnership above his signature, and print his or her name and the words "general partner" below his or her signature.

            C.    Trusts. In the case of trust, the authorized trustee should date, sign, and complete the Subscription Agreement with information concerning the trust. The trustee should print the name of the trust above his signature, and print his name and the word "trustee" below his signature. In addition, an authorized trustee should also provide information requested in the Subscription Agreement as it pertains to him as an individual.

            D.    Joint Ownership. Except with regard to married couples, joint individual or other investors must individually meet the investor suitability requirements; in all cases, each must date, sign, and complete the Subscription Agreement. Joint investors must state if they are purchasing the Units as joint tenants with the right of survivorship, tenants in common, or community property, and each must execute the Subscription Agreement Signature Page.

III. In certain circumstances, the investor may also be required to provide an opinion of counsel to the same effect as this Certificate.

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IGI, INC.

CERTIFICATE FOR CORPORATE, PARTNERSHIP,

TRUST, AND JOINT PURCHASERS

      If the investor is a corporation, partnership, trust, joint purchaser, or other entity, an authorized officer, partner, or trustee must complete, date, and sign this Certificate. Your subscription is subject to the shares of Common Stock underlying the Units being approved for listing by the American Stock Exchange.

CERTIFICATE

I HEREBY CERTIFY THAT:

a.    The investor has been duly formed and is validly existing and has full power and authority to invest in IGI, Inc. (the "Company"). The investor has not been formed for the purpose of investing in the Units.

b.    The investor's Subscription Agreement has been duly and validly authorized, executed, and delivered by the investor and, upon acceptance by the Company, will constitute the valid, binding, and enforceable obligation of the investor.

Dated: _________ ___, 2005
(Name of Investor)

By:
Name:
Title:

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